Exhibit 1.1

EXECUTION VERSION

DISTRIBUTION AGREEMENT

October 5, 2017

J.P. Morgan Securities LLC
383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York  10036

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York  10019

Evercore Group L.L.C.

55 East 52nd Street

New York, NY 10055

Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282-2198

Morgan Stanley & Co. LLC

1585 Broadway
New York, New York 10036

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York  10020

RBC Capital Markets, LLC

200 Vesey Street, 10th Floor

New York, New York 10281

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE

Atlanta, Georgia 30326

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Iron Mountain Incorporated, a Delaware corporation (the “Company”), confirms its agreement with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Securities (USA) Inc., Evercore Group L.L.C., Goldman Sachs &

Co. LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as agents and/or principals under any Terms Agreement (as defined in Section 1(a) below) (each, an “Agent” and collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $500.0 million (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement.  Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-209827) (the “registration statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business.  Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to each Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the effective time.  “Basic Prospectus” means the prospectus dated February 29, 2016 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to one or more Agents in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b).  Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the

“Exchange Act”), subsequent to the end of the fiscal year covered by the Company’s most recently filed Annual Report on Form 10-K and on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise,  include any information incorporated or deemed to be incorporated by reference therein.

The Company and the Agents agree as follows:

1.                   Issuance and Sale.

(a)                                 Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the applicable Agent with any due diligence materials and information reasonably requested by such Agent necessary for such Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and such Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by such Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”).  The Company may also offer to sell the Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”).  As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Shares issued and sold pursuant to this Agreement and any Terms Agreements equals the Maximum Amount, and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange.

(b)                                 Subject to the terms and conditions set forth below, the Company appoints each Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder.  Each Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the Shares with respect to which such Agent has agreed to act as sales agent in accordance with the terms and subject to the conditions of the applicable Transaction Acceptance (as defined below).  Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction.  The Company shall be obligated to issue and sell through an Agent, and any such Agent shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined below) to any such Agent related to such an Agency

Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 below.

(c)                                  If Shares are to be sold in an Agency Transaction, such Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(d)                                 If the Company shall default on its obligation to deliver Shares to an Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(e)                                  The Company acknowledges and agrees that (i) there can be no assurance that any Agent will be successful in selling the Shares, (ii) no Agent shall incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

2.                   Transaction Acceptances and Terms Agreements.

(a)                                 The Company may, from time to time during the Term, propose to an Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent by telephone or by email from any of the officers listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”).  If the Agent agrees to the terms of such proposed Agency Transaction or if the Company and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Agent.  Each Transaction Proposal shall specify:

(i)            the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)           the maximum number of Shares to be sold by such Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance;

(iii)          the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)          if other than 2.0% of the Gross Sales Price, the Agent’s discount or commission.

A Transaction Proposal shall not set forth a Specified Number of Shares that, when added to the aggregate Gross Sales Price of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in an aggregate Gross Sales Price that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof.  The Company shall have responsibility for maintaining records with respect to the aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate Gross Sales Price of Shares offered and sold does not exceed the Maximum Amount and the price at which any Shares are offered or sold is not lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof.  In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by such Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance.  The Company or such Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement.  Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and such Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b)                                 The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance.  Except as otherwise agreed between the Company and such Agent, such Agent’s commission for any Shares sold through such Agent pursuant to this Agreement shall be a percentage, not to exceed 2.0%, of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when such Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company engages any Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide the Agent, at the Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6(b) through (d) hereof, each dated the Settlement Date, and such other documents and information as the Agent shall reasonably request, and the Company and such Agent will agree to compensation that is customary for such Agent with respect to such transaction.  The Gross Sales Price less such Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein as the “Net Sales Price.”

(c)                                  Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to such Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent.  Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the second Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and the Agent) following each Purchase Date (each, an “Agency Settlement Date”).

(d)                                 If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and such Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price multiplied by the aggregate number of Shares proposed to be sold, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.

(e)           If, at any time, any Agent that is then subject to a Transaction Acceptance has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, such Agent shall promptly notify the Company, and the Company, upon receiving such notice or otherwise having reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, shall give prompt notice by telephone (confirmed promptly by e-mail) to each Agent (other than, if applicable, any Agent from which the Company received such notice).  Upon delivery of the notice described in the preceding sentence, each party to a Transaction Acceptance shall use commercially reasonable efforts to promptly suspend sales of the Shares under such Transaction Acceptance until Rule 101(c)(1) of Regulation M under the Exchange Act or other exemptive provisions have, in its judgment, been satisfied.  On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and such Agent.

(f)                                   (i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the applicable Agent of the proposed terms of the Principal Transaction.  If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or such Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g)                                  Each sale of the Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, such Agent.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Agent.  The commitment of an Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement.  Any such Terms Agreement shall specify the number of the Shares to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h)                                 Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to such Agent given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and such Agent shall not be obligated to offer or sell any Shares, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Company’s Common Stock by any of its officers or directors, (ii) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement; provided that, notwithstanding the foregoing, if any proposed offer, sale or delivery of Shares pursuant to this Agreement would be prohibited solely because it is proposed to be made during a period described in clause (i) of this paragraph, the Company may offer, sell and deliver, and may request that any Agent offer and sell, such Shares if (x) the Company has notified such Agent (by telephone, confirmed promptly by email, in the case of any Agent the Company has instructed to offer or sell any Shares) that such offer, sale or delivery, as the case may be, would be prohibited by clause (i) of this paragraph, and the Company and such Agent have agreed to proceed with such offer, sale or delivery, and (y) the proposed offer, sale and delivery is not prohibited by clause (ii) or (iii) of this paragraph.

(i)                                     The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company during the Term shall be effected only by or through one Agent on any Exchange Business Day.

(j)                                    Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent, shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

3.                   Representations, Warranties and Agreements of the Company.  The Company represents and warrants to, and agrees with, the Agents on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a)                                 The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Securities Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning any Agents and furnished in writing by or on behalf of such Agents expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(e)).  As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of any such Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b)                                 Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus.  The Company represents and agrees that, unless it obtains the prior consent of the Agents, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) other than any Permitted Free Writing Prospectus.  Any such free writing prospectus relating to the Shares consented to by the Agents (including any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) is referred to herein as a “Permitted Free Writing Prospectus”.  The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not, and was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement, an “ineligible issuer” and is, and was as of each such eligibility date, a “well-known seasoned issuer” (each as defined in Rule 405 under the Securities Act).  The Company has paid or, no later than the business day after the date of this Agreement, will pay the registration fee for the offering of the Maximum Amount of Shares pursuant to Rule 457 under the Securities Act.

(c)                                  The Incorporated Documents, at the time they were or hereafter are filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and, when read together with the other information in the Registration Statement and the Prospectus, at the time the Registration Statement and any amendments thereto become effective or are filed with the Commission, as the case may be, did not and will not contain any untrue statement of a material fact or (i) in the case of the Registration Statement and the Prospectus, did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) in the case of any Permitted Free Writing Prospectus, will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 The Company and each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (“Regulation S-X”)) of the Company has been duly incorporated or formed, is validly existing as a corporation, partnership, limited liability company or unlimited liability company in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate, partnership, limited liability company or unlimited liability company power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties and in the case of the Company, to issue the Shares and enter into and perform its obligations under this Agreement and any Terms Agreement, and each is duly qualified and is in good standing as a foreign corporation, partnership, limited liability company or unlimited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect (financial or otherwise) on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e)                                  All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company’s subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable; all of such capital stock or other ownership interests (in the case of the Company’s wholly-owned subsidiaries) or all of such capital stock or other ownership interests that the Company owns (in the case of less than wholly-owned subsidiaries) are owned directly or indirectly by the Company, in each case, free and clear of any security interest, claim, lien, encumbrance or adverse claim of any nature, except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or such as would not have a Material Adverse Effect.

(f)                                   No stock options granted pursuant to the stock-based compensation plans of the Company and its subsidiaries have been retroactively granted and no exercise or purchase price of any stock option award has been determined retroactively.

(g)                                  This Agreement has been duly authorized, executed and delivered by the Company and any Terms Agreement will have been duly authorized, executed and delivered by the Company. The Company has full right, power and authority to execute and deliver this Agreement and any Terms Agreement and perform its obligations hereunder or thereunder, including the Company’s issuance, sale and delivery of the Shares as provided herein and therein; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and any Terms Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement, such action will have been duly and validly taken).

(h)                                 The Shares to be issued and sold by the Company hereunder or under any Terms Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided herein or in any Terms Agreement, as the case may be, will be duly and validly issued, will be fully paid and non-assessable and will conform to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and the issuance and sale of the Shares are not and will not be subject to any preemptive or similar rights.

(i)                                     This Agreement conforms and each Terms Agreement will conform as to legal matters to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(j)                                    Neither the Company nor any significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) of the Company is in violation of its Organizational Documents (as defined below).  Neither the Company nor any of its subsidiaries is (i) in default (and no condition exists which, with notice or lapse of time or both, would constitute a default) in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound or (ii) in violation of any law or administrative regulation or any rulings or decrees of any court or arbitrator, except, in each case, for such defaults or violations as could not, individually or in the aggregate, have a Material Adverse Effect.  As used herein, the term “Organizational Documents” means, (i) with respect to a corporation, its charter and bylaws, (ii) with respect to a limited or general partnership, its partnership agreement and certificate of partnership (or similar document), (iii) with respect to a limited liability company, its limited liability company agreement and certificate of limited liability company (or similar document), and (iv) with respect to any other entity, its similar organizational documents.

(k)                                 The execution, delivery and performance by the Company of this Agreement and any Terms Agreement, the issuance and sale of the Shares, the compliance by the Company with the terms hereof and of any Terms Agreement and the consummation of the transactions contemplated by this Agreement or any Terms Agreement (i) will not require any consent, approval, authorization, order, registration or qualification of or with any U.S. court, regulatory body, administrative agency or other governmental body, except as have been made or obtained, except as may be required by and made in accordance with or obtained under state securities laws or regulations, except for such filings of Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein as may be required by the Securities Act or the Exchange Act from time to time, and except for such filings as the Exchange may require from time to time, and (ii) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to its respective Organizational Documents or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property or assets is bound, or violate or conflict with any laws, administrative regulations or rulings or decrees of any court or arbitrator applicable to the Company, any of its subsidiaries or their respective property or assets.

(l)                                     Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or reasonably be expected to have a material adverse effect on the performance by the Company of its obligations under this Agreement or any Terms Agreement; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act or the Exchange Act to be described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so described as required and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act or the Exchange Act to be described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so described as required.

(m)                             (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for such noncompliance which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan equals or exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except for such incurrence which, singly or in the aggregate, could not be reasonably be expected to have a Material Adverse Effect.

(n)                                 Neither the Company nor any of its subsidiaries is currently in violation of any foreign, federal, state, provincial, territorial or local law or regulation relating to the protection of human health or safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), nor any federal, state, provincial or territorial law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal, state, or  provincial or territorial employment, wages and hours laws or any similar laws in any jurisdiction, which singly, or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

(o)                                 The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“Permits”) including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its respective business, except to the extent that the failure to have such Permits would not singly, or in the aggregate, have a Material Adverse Effect; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which has or after notice or lapse of time would singly, or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, such Permits contain no restrictions that materially interfere with the business or operations of the Company or any of its subsidiaries as currently conducted.

(p)                                 In the ordinary course of its business, when the Company or any of its subsidiaries acquires a fee interest in a parcel of real property located in the United States, the Company or any such subsidiary conducts a review of the property (generally consisting of a Phase I environmental assessment or similar study) to determine whether any conditions exist on the property that would constitute a violation of Environmental Laws or would require a material amount of capital or operating expenditures for clean-up, closure or compliance with Environmental Laws.  In the ordinary course of its business, when the Company or any of its subsidiaries enters into a long-term real property lease for property located in the United States, the Company or any such subsidiary conducts an internal review, which may or may not result in a Phase I environmental assessment or similar study, as it relates to such real property to determine whether any conditions exist on the property that would constitute a violation of Environmental Laws or would require a material amount of capital or operating expenditures for clean-up, closure or compliance with Environmental Laws.  In the ordinary course of its business, the Company or any such subsidiary utilizes local counsel to obtain advice regarding owned or leased real property and local environmental matters outside the United States.  On the basis of such reviews and advice, the Company has concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(q)                                 Except as otherwise set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or such as could not reasonably be expected to have a

Material Adverse Effect, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and the Prospectus as being owned by it (other than shares of capital stock or other equity interests in its subsidiaries, which matters are governed by Section 3(e) above).  All leases to which the Company or any of its subsidiaries is a party are valid and binding, except for such leases which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and no default by the Company, any of its subsidiaries or any other party has occurred or is continuing thereunder, which might result singly, or in the aggregate, in a Material Adverse Effect, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not have a Material Adverse Effect.

(r)                                    The Company and each of its subsidiaries maintains, with insurers of recognized standing, reasonably adequate insurance against property and casualty loss, general liability, business interruption and such other losses and risks, in each case, in such amounts as are prudent and customary in the business in which they are engaged.

(s)                                   Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company and its consolidated subsidiaries is included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (“PCAOB”) and as required by the Securities Act.  Each other accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries or other appropriate entity, as the case may be, within the applicable rules and regulations adopted by the Commission and the PCAOB, or an independent auditor under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, as applicable.

(t)                                    The financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (i) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, and (ii) have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the financial statements of any other business or entity and its consolidated subsidiaries (if any) and any acquired properties or assets and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (i) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated (if applicable) financial position of such business, entity, property or asset, as the case may be, and its subsidiaries (if any) as of the dates indicated and the results of its or their, as the case may be, operations and the changes in its or their, as the case may be, cash flows for the periods specified, and (ii) have been prepared in conformity with GAAP or International Financial Reporting Standards, as the case may be, applied on a consistent basis throughout the periods covered thereby; and all supporting schedules to such financial statements included or incorporated by reference in the Registration Statement fairly present in all material respects the information required to be stated therein; and any other financial and statistical information and data set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is, to the Company’s knowledge, in all material respects, accurately presented and prepared on a basis reasonably consistent with the books and records of the Company.  Any pro forma financial statements and related notes included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. There are no properties for which the Company is required to disclose financial statements or other financial information required by Rule 3-14 or Article 11 of Regulation S-X (“Rule 3-14 Information”) other than as included or incorporated by reference in the Registration Statement and the Prospectus.

(u)                                 Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, (i) there has not been any change in the capital stock (other than (A) the issuance of shares of Common Stock upon exercise of stock options and vesting of restricted stock units and performance units issued under, and the grant of options, restricted stock units, performance units and other awards under, equity incentive or stock purchase plans described in the Registration Statement and the Prospectus, (B) the issuance of Shares pursuant to this Agreement, and (C) the issuance of shares of Common Stock by the Company as consideration in acquisitions in amounts that do not require disclosure under Item 3.02 of Form 8-K) or short-term debt or long-term debt (except for borrowings and the repayment of borrowings in the ordinary course of business) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than regularly scheduled cash dividends in amounts that are consistent with past practice), or any material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole; (iii) since the date of the latest balance sheet presented in or incorporated by reference into the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in or incorporated by reference into the Registration Statement and the Prospectus; and (iv) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(v)                                 There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of its directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 (related to loans) and Sections 302 and 906 (related to certifications).

(w)                               The transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus) will not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(x)                                 Neither the Company nor, to the knowledge of the Company, after due inquiry, any of its affiliates, does business with the Government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes (Chapter 92 128, Laws of Florida).

(y)                                 Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries:  (i) is currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any similar sanctions administered by any other relevant sanctions authority (collectively, “Sanctions”); or (ii) except as permitted by the scope of any Sanctions, is located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Crimea and Syria); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an Agent, advisor, investor or otherwise) of Sanctions.  Except as permitted by the scope of any Sanctions, the Company and its subsidiaries are not knowingly engaged in, and during the past five years have not been knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(z)                                  The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (except for (i) shares of Common Stock issued (a) pursuant to this Agreement, or (b) as consideration in acquisitions, in amounts that do not require disclosure under Item 3.02 of Form 8-K, and (ii) securities issued pursuant to equity incentive or stock purchase plans of the Company described in the Registration Statement and the Prospectus); all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company or any of its subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company and the Company’s charter and bylaws conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(aa)                          No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents or in any Permitted Free Writing Prospectus.

(bb)                          There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any foreign, state, provincial, territorial or local labor relations board, and no significant grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against it or any of its subsidiaries, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(cc)                            The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and each of its subsidiaries maintain those policies and procedures that: (1) pertain to the maintenance of their respective records that in reasonable detail accurately and fairly reflect the transactions and dispositions of their respective assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that their respective receipts and expenditures are being made only in accordance with authorizations of management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of their respective assets that could have a material effect on their respective financial statements. Based on the Company’s most recent evaluation of its internal control over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, the Company is not aware of any material weaknesses in the Company’s internal control over financial reporting.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(dd)                          The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(ee)                            All tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries, have been paid, other than those being contested in good faith and for which adequate reserves have been provided, except when the failure to file or to pay, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(ff)                              The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in or contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(gg)                            Neither the Company nor any of its subsidiaries intends, or intends to permit any of its respective subsidiaries, to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and the amounts of cash to be received by the Company or any of its subsidiaries and the timing and the amounts of cash to be payable on or in respect of the Company’s indebtedness or the indebtedness of any of its subsidiaries.

(hh)                          Except as have been waived, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the offering, issuance or sale of the Shares.

(ii)                                  The Company is not, and upon the consummation of the transactions contemplated under this Agreement and the application of the net proceeds therefrom as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) or subject to registration under the Investment Company Act.

(jj)                                There are no contracts or other documents that are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations thereunder that have not been so described or filed.

(kk)                          The Registration Statement and the documents incorporated by reference therein include and incorporate by reference all interactive data in eXtensible Business Reporting Language (“XBRL Data”) required to be included therein; and the XBRL Data included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll)                                  The statistical and market-related data included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

(mm)                  The operations of the Company and its subsidiaries (which representation is made to the knowledge of the Company with regard to the Company’s subsidiaries in respect of any period of time prior to a subsidiary’s acquisition by the Company) are and have been conducted in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business (including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), the U.S. PATRIOT Act of 2001, and the United Kingdom Proceeds of Crime Act of 2002, Terrorism Act 2000 and Money Laundering Regulations 2007), the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no material action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)                          Neither the Company nor any of its subsidiaries (which representation is made to the knowledge of the Company with regard to its subsidiaries in respect of any period of time prior to a subsidiary’s acquisition by the Company), nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other expense or direct or indirect payment which would be considered unlawful under the FCPA; (ii) violated or is in violation of any provision of the FCPA or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or has committed (or, if the conduct had taken place in the United Kingdom, would have committed) an offense under the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act”), or any other applicable anti-corruption or anti-bribery laws or statutes; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee or any other person; and the Company and its subsidiaries (which representation is made to the knowledge of the Company with regard to its subsidiaries in respect of any period of time prior to a subsidiary’s acquisition by the Company) and, to the knowledge of the Company, the Company’s affiliates, have, in all material respects, conducted their respective businesses in compliance with the FCPA, the Bribery Act, and any other applicable anti-corruption or anti-bribery laws or statutes, and have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo)                          Neither the Company nor any affiliate (as defined in Rule 405 under the Securities Act) of the Company has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares, except where such action could not reasonably be expected to have a Material Adverse Effect.

(pp)                          No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq)                          Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(rr)                                All of the Shares that have been or may be sold under this Agreement and any Terms Agreement have been approved for listing, subject only to official notice of issuance, on the Exchange.

(ss)                              The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(tt)                                Commencing with its taxable year ended December 31, 2014, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and all applicable regulations under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code for its taxable year ending December 31, 2017 and thereafter; all statements in the Registration Statement and the Prospectus regarding the Company’s qualification and taxation as a REIT are correct in all material respects.

4.                   Certain Covenants of the Company.  The Company hereby agrees with the Agents:

(a)                                 For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Agents a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which the Agents reasonably object, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b)                                 To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Securities Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents via e-mail in “.pdf” format on such filing date to an e-mail account designated by each Agent and, at any Agent’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)                                  To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Securities Act; (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Securities Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)                                 In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Securities Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)                                  To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)                                   To make available to each Agent at its offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agents, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as each Agent may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Securities Act.

(g)                                  To furnish or make available to the Agents (i) copies of any reports or other communications which the Company has sent to its shareholders or has published or publicly disseminated during the Term and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, during the Term and to furnish to the Agents from time to time during the Term such other information as each Agent may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of any Agent, as applicable; provided, however, that the Company shall have no obligation to provide any Agent with any document filed on EDGAR or included on the Company’s Internet website.

(h)                                 If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Securities Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Shares in the Agents’ capacity as agents, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i)                                     To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earning statement (which need not be audited), in form complying with the provisions of Section 11(a) under the Securities Act and Rule 158 of the Commission promulgated thereunder, covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j)                                    To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k)                                 Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l)                                     Whether or not the transactions contemplated by this Agreement or any Terms Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate as aforesaid (including filing fees and the reasonable legal fees and disbursements of counsel to each of the Agents in connection therewith) and the printing and furnishing of copies of any blue sky surveys to the Agents, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) the filing fees incident to, and the fees and disbursements of counsel to the Agents in connection with, securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares (any counsel fees related to such filing not to exceed $10,000), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement and (viii) the documented reasonable fees and disbursements of counsel for the Agents in connection with this Agreement and ongoing services in connection with the transactions contemplated hereunder.

(m)                             With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, the Company will not offer shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Securities Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(n)                                 Unless the Company has given written notice to the Agents that the Company has suspended activity under this Agreement and there are no pending Agency Transactions or Principal Transactions, the Company will not, without (A) giving the Agents at least three Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agents in light of the proposed sale, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock or other equity securities of the Company, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement or any Terms Agreement, (B) securities issued pursuant to any of the Company’s equity incentive or stock purchase plans described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder, or (C) shares of Common Stock issued by the Company as consideration in acquisitions, provided that the number of shares issued in connection with any such acquisition does not exceed 5.0% of the Company’s Common Stock then outstanding.

Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(o)                                 The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(p)                                 The Company will use commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(q)                                 The Company consents to each Agent trading in the Common Stock for such Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement.

(r)                                    If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Shares sold by the Company is less than the Maximum Amount, and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(s)                                   The Company shall notify the Agents promptly if, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary for the Company to file a Current Report on Form 8-K to disclose any Rule 3-14 Information.

(t)                                    The Company currently intends to continue to elect to qualify as a REIT under the Code and will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as a REIT.

5.              Execution of Agreement.  Each Agent’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a)                                 The Company shall have delivered to the Agents:

(i)            an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) in form and substance reasonably satisfactory to the Agents;

(ii)           an opinion and, if not covered in such opinion, a negative assurance letter of Sullivan & Worcester LLP, counsel for the Company, and opinion and, if not covered in such opinion, a negative assurance letter of the General Counsel of the Company, each addressed to the Agents and dated the date of this Agreement, in form and substance reasonably satisfactory to the Agents;

(iii)          a “comfort” letter from Deloitte & Touche LLP, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(iv)          a “comfort” letter from PricewaterhouseCoopers Australia, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(v)           evidence reasonably satisfactory to the Agents and their counsel that the Shares will be or have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(vi)          resolutions duly adopted by the Company’s board of directors (or an authorized committee thereof), and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(vii)         such other documents as the Agents shall reasonably request; and

(b)                                 The Agents shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Latham & Watkins LLP, counsel to the Agents, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request.

6.              Additional Covenants of the Company.  The Company further covenants and agrees with each Agent as follows:

(a)                                 Each Transaction Proposal made by the Company that is accepted by any Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to such Agent pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the

Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b)                                 Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) any Agent shall reasonably request (each date referred to in clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents agree otherwise, furnish or cause to be furnished to the Agents certificates, dated as of such Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, consisting of (1) a certificate of the same tenor as the certificate referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, and (2) a certificate signed by the Company’s Chief Financial Officer, in form and substance reasonably satisfactory to the Agents, certifying as to such financial, numerical and statistical data that is not covered by the accountants’ “comfort” letter dated as of such Bring-Down Delivery Date as the Agents may reasonably request, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof and, unless the Agents shall have reasonably requested that the Chief Financial Officer’s certificate cover different or additional data, the most recent Chief Financial Officer’s certificate furnished to the Agents are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agents have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of securities other than Common Stock pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

(c)                                  At each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause to be furnished to the Agents (A) the written opinion and, if not included in such opinion, negative assurance letter of Sullivan & Worcester LLP, counsel to the Company, the written opinion and, if not included in such opinion, a negative assurance letter of the

General Counsel of the Company, and the written opinion and, if not included in such opinion, negative assurance letter of Latham & Watkins LLP, counsel to the Agents, each dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Section 5(a)(ii) or Section 5(b) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agents with a letter substantially to the effect that the Agents may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii) or Section 5(b), as applicable, furnished to the Agents, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d)                                 At each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause Deloitte & Touche LLP to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference any Rule 3-14 Information, or the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agents, cause a firm of independent public accountants to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents may reasonably request (provided, that no such comfort letter shall be required with respect to the financial statements of Recall Holdings Limited and its subsidiaries incorporated by reference into the Registration Statement and the Prospectus).

(e)                                  (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Agents and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to any Agent or the time any Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the

Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to any Agent or the time any Agent delivers a Transaction Acceptance to the Company.

(f)                                   The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of Deloitte & Touche LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agents and (ii) at each Bring-Down Delivery Date and otherwise as the Agents may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Deloitte & Touche LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents and their counsel.

(g)                                  The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and, if requested by the Agents, in supplements to the Prospectus to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agents under this Agreement and any Terms Agreement, and the gross and net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agents.  The Agents will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7.              Conditions of the Agent’s Obligation.  Each Agent’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)                                 At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)            The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)           The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)          In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)          From the date of this Agreement, no event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the applicable Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)           Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)                              The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)                           (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)                        (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); (C) all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Agents; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect.  The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time any Agent delivers a Transaction Acceptance to the Company or the Company and any Agent execute a Terms Agreement, as the case may be.

(ix)                              No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agents shall have reasonably objected in writing.

(b)                                 Within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents shall have received the officers’ certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d), inclusive.  For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that each Agent’s obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agents, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents shall have received the documents described in the preceding sentence.

8.                   Termination.

(a)                                 (i)                                     The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents.   Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)                                  In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agents.

(b)                                 (i)                                     Each Agent may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company.  Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)                                  In the case of any purchase by any Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of such Agent will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) if trading on the New York Stock Exchange (the “NYSE”) or the NASDAQ Global Market (the “NASDAQ”) shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; or (iv) if a banking moratorium has been declared by any United States federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (v) if any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s  debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (vi) (A) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions or currency exchange rates or exchange controls if the effect of any such event in (A) or (B) of this sentence, in the judgment of such Agent, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement.  If such Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)                                  This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties and (B) such date that the Maximum Amount has been sold in accordance with the terms of this Agreement and any Terms Agreements, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)                                 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b).  If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9.                   Indemnity and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless each Agent and its respective affiliates, directors and officers, and each person, if any, who controls any of the Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever incurred (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in either the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, or any amendments or supplements thereto, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any “road show” (as defined in Rule 433(h) under the Act) or (ii) the omission or alleged omission to state in the (A) Registration Statement, as originally filed or any amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in the Prospectus, any Permitted Free Writing Prospectus, or any amendments or supplements thereto, or in any “issuer information” or any “road show” a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent expressly for use therein, which information is limited to the information set forth in Section 9(e) (the “Agent Information”).

(b)                                 Each Agent, severally and not jointly, shall indemnify and hold harmless the Company, its respective affiliates, directors and officers who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever incurred (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in either the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, or any amendments or supplements thereto, or (ii) the omission or alleged omission to state in the (A) Registration Statement, as originally filed or any amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in the Prospectus, any Permitted Free Writing Prospectus, or any amendments or supplements thereto, a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Agent Information.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 9 or from any liability that it may have otherwise than under this Section 9).  In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties) or (iv) the named parties in any such proceeding (including any impleading parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

(d)                                 If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such Sections, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents, on the other, from the offering of the Shares pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the applicable Agents, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the applicable Agents, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the Agents in connection therewith bear to the aggregate Gross Sales Price of such Shares.  The relative fault of the Company, on the one hand, and applicable Agents, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the applicable Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The Agents severally confirm and the Company acknowledges and agrees that the name of each Agent constitutes the only information concerning such Agents furnished in writing to the Company by or on behalf of the Agents specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(f)                                   The Company and each Agent agrees that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with any such action or claim.  Notwithstanding the provisions of this Section 9, in no event shall any Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)                                  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10.            Notices.  All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Company, shall be sufficient in all respects if sent to it at the address set forth in the Registration Statement, Attention: Deborah Marson, Esq. (email deborah.marson@ironmountain.com), with a copy to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: William J. Curry, Esq. (email wcurry@sandw.com); or, if to any Agent, shall be sufficient in all respects if delivered or sent to such Agent at its address set forth in Schedule B hereto, in each case, with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, Attention:  Wesley C. Holmes, Esq. (email wesley.holmes@lw.com).

Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the applicable Agent by telephone or email to the telephone number and/or email address of such Agent set forth in Schedule C hereto; and Transaction Acceptances shall be delivered by any such Agents to the Company by email to Deborah Marson (email

deborah.marson@ironmountain.com) and Rachel Wilson (email rachel.wilson@ironmountain.com), with a copy by email to William J. Curry (wcurry@sandw.com).

11.       No Fiduciary Relationship.  The Company acknowledges and agrees that each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, each Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and each Agent shall have no responsibility or liability to the Company with respect thereto. Any review by any Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Agent and shall not be on behalf of the Company.

12.       Adjustments for Stock Splits.  The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

13.       Governing Law; Construction; Waiver of Jury Trial.

(a)                                 This Agreement, any Terms Agreement and any claim, controversy or dispute arising under or related to this Agreement or any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b)                                 The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(c)                                  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or any Terms Agreement.

14.       Persons Entitled to Benefit of Agreement.  This Agreement and any Terms Agreement shall inure solely to the benefit of, and shall be binding upon, the Company, the Agents and the controlling persons, directors, officers and affiliates referred to in Section 9 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any Terms Agreement or any provision herein or therein contained; provided, that Merrill Lynch Pierce Fenner & Smith Incorporated (“Merrill Lynch”) may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch’s investment banking or related business may be transferred following the date of this Agreement. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and said controlling persons, directors, officers and affiliates referred to in Section 9 hereof, and their respective successors, officers, directors, heirs and legal representatives, and this Agreement and any Terms Agreement are not for the benefit of any other person, firm or corporation. No purchaser of Shares from or through any Agent shall be deemed to be a successor merely by reason of purchase.

15.       Counterparts.  This Agreement and any Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement and any Terms Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

16.       Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and each Agent contained in this Agreement or any Terms Agreement or made by or on behalf of the Company or the Agents pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company or any Agent.

17.       Certain Defined Terms.  For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

18.       Amendments or Waivers.  No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

19.       Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

20.       Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Agents.

Very truly yours,

IRON MOUNTAIN INCORPORATED

By:	/s/ Christopher LaRochelle
Name:	Christopher LaRochelle
Title:	Vice President and Treasurer

39

Accepted and agreed to as of the
date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam S. Rosenbluth
Name: Adam S. Rosenbluth
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Timothy J. Olsen
Name: Timothy J. Olsen
Title: Managing Director Investment Banking

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Paul Milleliri
Name: Paul Milleliri
Title: Deputy CEO

EVERCORE GROUP L.L.C.

By:	/s/ Martin Cicco
Name: Martin Cicco
Title: Senior Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Daniel Young
Name: Daniel Young
Title: Managing Director

40

MORGAN STANLEY & CO. LLC

By:	/s/ Jon Sierant
Name: Jon Sierant
Title: Executive Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Michael L. Gordon
Name: Michael L. Gordon
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ John Perkins
Name: John Perkins
Title: Managing Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

41

Schedule A

Authorized Company Representatives

Chief Financial Officer

Senior Vice President, Finance

Treasurer

42

Schedule B

J.P. Morgan Securities LLC

383 Madison Avenue, 10th Floor

New York, New York 10179

Attn: Special Equities Group, Adam S. Rosenbluth (email adam.s.rosenbluth@jpmorgan.com) and Brett Chalmers (email brett.chalmers@jpmorgan.com)

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York  10036

Attn:  T.J. Opladen, with a copy to ECM Legal

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York  10019

Attention: Equity Capital Markets (equitycapitalmarkets@ca-cib.com),

Northon Melo (northon.melo@ca-cib.com)

Evercore Group L.L.C.

55 East 52nd Street, 36th Floor

New York, NY 10055

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Attention: Registration Department

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor,

New York, NY 10020-1001

Attention: Capital Markets Group

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, NY 10281-8098

Phone: (877) 822-4089

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, NE, 11th Floor

Atlanta, GA 30326

Facsimile: (404) 926-5872

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Attention: Equity Syndicate Department Facsimile: (212) 214-5918

Schedule C

J.P. Morgan Securities LLC	Adam S. Rosenbluth (telephone number (212) 622-7027; email adam.s.rosenbluth@jpmorgan.com) or Brett Chalmers (telephone number (212) 622-2252; email brett.chalmers@jpmorgan.com)

Merrill Lynch, Pierce, Fenner & Smith Incorporated	T.J. Opladen (telephone number (646) 855-8639; email Thomas.j.opladen_jr@baml.com) or Sean Groenewald (telephone number (212) 449-4900; email Sean.w.groenewald@baml.com)

Credit Agricole Securities (USA) Inc.

Northon Melo (telephone number (212) 261-7028; email northon.melo@ca-cib.com)
Douglas Cheng (telephone number (212) 261-7008; email douglas.cheng@ca-cib.com)
Nancy DeJesus (telephone number (212) 261-7021; email nancy.dejesus@ca-cib.com)
Zachary Brantly (telephone number (212) 261-3413; email zachary.brantly@ca-cib.com)
Elizabeth DeLuise (telephone number (212) 261-7793; email elizabeth.deluise@ca-cib.com)
Equity Capital Markets (telephone number (212) 408-5680; email equitycapitalmarkets@ca-cib.com)

Evercore Group L.L.C.	Tejwantie (TJ) Niranjan (telephone number (212) 849-3488; email Tejwantie.niranjan@evercore.com) or Jay Chandler (telephone number (212) 453-5646; email jay.chandler@evercore.com)

Goldman Sachs & Co. LLC	Chris Avallone (telephone number (212) 934-2887; email Christopher.Avallone@gs.com)

Morgan Stanley & Co. LLC	Jon Sierant (Jon.sierant@morganstanley.com)

MUFG Securities Americas Inc.

Jason Demark (telephone number (212) 405-7340; email Jason.Demark@mufgsecurities.com or Michael Madden (telephone number (212) 405-7065; email Michael.Madden@mufgsecurities.com) or Vincent McLaughlin (telephone number (212) 405-7086; email Vincent.Mclaughlin@mufgsecurities.com)

RBC Capital Markets, LLC	Andrew Jones (telephone number 212-428-6631; email Andrew.Jones@rbccm.com)

SunTrust Robinson Humphrey, Inc.	Keith Carpenter (telephone number (404) 926-5037; email keith.carpenter@suntrust.com) or Geoff Fennel (telephone number (404) 926-5832; email geoff.fennel@suntrust.com)

Wells Fargo Securities, LLC

Jennifer Lynch (Jennifer.R.Lynch@wellsfargo.com) or William Oconnell (william.oconnell@wellsfargo.com) or Josie Callanan (josie.callanan@wellsfargo.com) or Barrett Kollme (barrett.kollme@wellsfargo.com) or Rohit Mehta (Rohit.mehta2@wellsfargo.com)

Iron Mountain Incorporated Common Stock

TERMS AGREEMENT

, 20

[AGENT NAME]
[ADDRESS]

Dear Sirs:

Iron Mountain Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated October 5, 2017 (the “Distribution Agreement”) among the Company, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Securities (USA) Inc., Evercore Group L.L.C., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC (each, an “Agent” and collectively, the “Agents”), to issue and sell to [       ] (the “Designated Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”).  Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by an Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Designated Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Designated Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to each Agent trading in the Common Stock for such Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Designated Agent and the Company.

IRON MOUNTAIN INCORPORATED

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

[ ]

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Securities:

[•] shares

Initial Price to Public:

$[•] per share

Purchase Price Payable by the Designated Agent:

$[•] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Designated Agent’s account, or the account of the Designated Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the officers’ certificate referred to in Section 5(a)(i);

(2) the opinions and negative assurance letters of the Company’s outside counsel and general counsel referred to in Section 5(a)(ii);

(3) the “comfort” letter referred to in Section 5(a)(iii);

(4) the opinion and negative assurance letter referred to in Section 5(b);

(5) the Chief Financial Officer’s certificate referred to in Section 6(b); and

(5) such other documents as the Designated Agent shall reasonably request.

[Lockup:]

[•]

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

•                  The number of shares of Purchased Securities set forth above

•                  The initial price to public set forth above

•                  [Other]